UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement
Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

Power3 Medical Products, Inc.
(Name of Registrant As Specified In Its Charter)

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Power3 Medical Products, Inc.
3400 Research Forest Drive, Suite B2-3
The Woodlands, TX 77381

October ___, 2008

To Our Shareholders:

The enclosed Information Statement is provided on or about October __, 2008 to the shareholders of record as of 5:00 P.M., Eastern time, on October 21, 2008 (the “Record Date”) of Power3 Medical Products, Inc., a New York corporation (the “Company”), by the board of directors of the Company (the “Board of Directors”) in connection with the authorization and approval of a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation by written consent, and without a meeting, of the holders of a majority of the voting power of the shares of capital stock of the Company issued and outstanding as of the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On October __, 2008, the Board of Directors unanimously approved, subject to the approval of the shareholders of the Company, the Certificate of Amendment.  The Certificate of Amendment amends the Company’s Certificate of Incorporation to increase the authorized amount of the Company’s Common Stock, par value $0.001 (“Common Stock”), from 150,000,000 shares to 600,000,000 shares.  On October 21, 2008, the holder of all of the 1,500,000 shares of the Company’s issued and outstanding Series B Convertible Preferred Stock, which has the number of votes equal to the number of votes of all outstanding shares of Common Stock plus one, as of the Record Date authorized, approved, and adopted the Certificate of Amendment by written consent of the shareholders of the Company pursuant to and in accordance with Section 615 of the Business Corporation Law of the State of New York (the “NYBCL”).

Because we have received written consents approving the Certificate of Amendment from holders of outstanding shares having a majority of the votes needed for such approval as of the Record Date, the shareholder voting and approval requirements under the NYBCL and the Company’s existing Certificate of Incorporation and bylaws with respect to the Certificate of Amendment have been satisfied, and we will not seek the consent  of any other shareholder of the Company to the adoption of the Certificate of Amendment.  However, under federal law, the Company may not take corporate action to effect the Certificate of Amendment until at least twenty (20) calendar days after the enclosed Information Statement has been sent or given to the shareholders of the Company as of the Record Date who have not consented to the adoption of the Certificate of Amendment. We expect to send or give the enclosed Information Statement to such shareholders of the Company on or about October ___, 2008 and expect to take corporate action to effect the Certificate of Amendment on or about November ___, 2008.

THIS IS NOT A NOTICE OF A MEETING OF THE SHAREHOLDERS OF THE COMPANY AND NO MEETING OF THE SHAREHOLDERS OF THE COMPANY SHALL BE HELD IN CONNECTION WITH THE CERTIFICATE OF AMENDMENT.  THE COMPANY DOES NOT INTEND TO SOLICIT ANY PROXIES OR CONSENTS FROM ANY SHAREHOLDERS OF THE COMPANY IN CONNECTION WITH THE CERTIFICATE OF AMENDMENT.  THE COMPANY IS NOT REQUESTING ANY ACTION ON THE PART OF ANY SHAREHOLDERS OF THE COMPANY.

The enclosed Information Statement is provided to the shareholders of the Company only for information purposes in connection with the Certificate of Amendment pursuant to and in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and to serve as written notice to the shareholders of the Company of the taking of corporate action without a meeting by less than unanimous written consent pursuant to and in accordance with Section 615 of the NYBCL.  Please read the enclosed Information Statement carefully.

By Order of the Board of Directors, /s/ Ira L. Goldknopf Ira L. Goldknopf, Ph.D. President, Chief Scientific Officer and Interim Chairman

Power3 Medical Products, Inc.
3400 Research Forest Drive, Suite B2-3
The Woodlands, TX 77381

INFORMATION STATEMENT

October ___, 2008

This Information Statement is provided on or about October ___, 2008 to the shareholders of record as of 5:00 P.M., Eastern time, on October 21, 2008 (the “Record Date”) of Power3 Medical Products, Inc., a New York corporation (the “Company”), by the board of directors of the Company (the “Board of Directors”) in connection with the authorization and approval of a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation by written consent, and without a meeting, of the holders of outstanding shares having a majority of the votes needed for such approval as of the Record Date.  As used in this Information Statement, unless the context requires otherwise, the terms “we,” “us,” “our,” “Company,” and “Power3 Medical” refer to the consolidated operations of Power3 Medical Products, Inc. and its majority-owned limited partnerships and subsidiaries.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On October __, 2008, the Board of Directors unanimously approved, subject to the approval of the shareholders of the Company, the Certificate of Amendment.  The Certificate of Amendment amends the Company’s Certificate of Incorporation to increase the authorized amount of Common Stock, par value $0.001 per share, of the Company (“Common Stock”) from 150,000,000 shares to 600,000,000 shares. October 21, 2008, the holder of all of the 1,500,000 shares of the Company’s issued and outstanding Series B Convertible Preferred Stock, which has the number of votes equal to the number of votes of all outstanding shares of Common Stock plus one, as of the Record Date authorized, approved, and adopted the Certificate of Amendment by written consent of the shareholders of the Company pursuant to and in accordance with Section 615 of the Business Corporation Law of the State of New York (the “NYBCL”).

Because we have received written consents approving the Certificate of Amendment from holders of outstanding shares having a majority of the votes needed for such approval as of the Record Date, the shareholder voting and approval requirements under the NYBCL and the Company’s existing Certificate of Incorporation and bylaws with respect to the Certificate of Amendment have been satisfied, and we will not seek the consent  of any other shareholder of the Company to the adoption of the Certificate of Amendment. However, under federal law, the Company may not take corporate action to effect the Certificate of Amendment until at least twenty (20) calendar days after the enclosed Information Statement has been sent or given to the shareholders of the Company as of the Record Date who have not consented to the adoption of the Certificate of Amendment.  We expect to send or give the enclosed Information Statement to such shareholders of the Company on or about October ___, 2008 and expect to take corporate action to effect the Certificate of Amendment on or about November ___, 2008.  For purposes of this Information Statement, the term “Effective Time” shall mean 5:00 P.M., Eastern time, on the date that the Certificate of Amendment is filed with the Secretary of State of New York.

THIS IS NOT A NOTICE OF A MEETING OF THE SHAREHOLDERS OF THE COMPANY AND NO MEETING OF THE SHAREHOLDERS OF THE COMPANY SHALL BE HELD IN CONNECTION WITH THE CERTIFICATE OF AMENDMENT.  THE COMPANY DOES NOT INTEND TO SOLICIT ANY PROXIES OR CONSENTS FROM ANY SHAREHOLDERS OF THE COMPANY IN CONNECTION WITH THE CERTIFICATE OF AMENDMENT.  THE COMPANY IS NOT REQUESTING ANY ACTION ON THE PART OF ANY SHAREHOLDERS OF THE COMPANY.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.  This Information Statement is provided to the shareholders of the Company only for information purposes in connection with the Certificate of Amendment pursuant to and in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and to serve as written notice to the shareholders of the Company of the taking of corporate action without a meeting by less than unanimous written consent pursuant to and in accordance with Section 615 of the NYBCL.  Please read this Information Statement carefully.

SHAREHOLDER VOTE

Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.  The shares of the Company’s outstanding Series B Convertible Preferred Stock have the number of votes equal to the number of votes of all outstanding shares of Common Stock plus one additional vote.  As such, the holders of the Company’s Series B Convertible Preferred Stock will always constitute a majority of the voting rights of the Company’s shareholders.  On October 21, 2008, the holder of all of the 1,500,000 issued and outstanding shares of the Series B Convertible Preferred Stock as of the Record Date authorized, approved, and adopted the Certificate of Amendment by written consent of the shareholders of the Company.   Because shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the Certificate of Amendment by written consent, no other shareholder consents will be solicited in connection with this Information Statement.

CERTIFICATE OF AMENDMENT

Principal Reasons for the Certificate of Amendment

The Board of Directors believes that it is advisable and in the Company’s best interests to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company's future needs. The Certificate of Amendment amends the Company’s Certificate of Incorporation to increase the authorized amount of Common Stock from 150,000,000 shares to 600,000,000 shares. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further shareholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The Certificate of Amendment is necessary, in the judgment of the Board of Directors, in order enable the Company to carry out its business objectives.

General Effects of the Certificate of Amendment

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.  However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current shareholders’ percentage ownership interest in the Company’s outstanding shares of capital stock.  The Certificate of Amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock would remain unchanged under the Certificate of Amendment.  The outstanding shares of the Company’s Series B Convertible Preferred Stock would continue to constitute a majority of the voting rights of the Company’s shareholders.

The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further shareholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

One of the effects of the Certificate of Amendment might be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management.  The Board of Directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company’s outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company.  Such action could discourage an acquisition of the Company that shareholders might view as desirable.

While the Certificate of Amendment may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the Certificate of Amendment outweighs any disadvantages. To the extent that the Certificate of Amendment may have anti-takeover effects, the Certificate of Amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors and thereby enable the Board of Directors to consider the proposed transaction in a manner that best serves the shareholders’ interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                The following table provides information as of October ___, 2008 concerning beneficial ownership of Common Stock held by (1) each person or entity known by us to beneficially own more than 5% of our outstanding Common Stock, (2) each of our directors, (3) each of our current executive officers, and (4) all of our current directors and executive officers as a group.  The information as to beneficial ownership has been furnished by our respective shareholders, directors and executive officers and, unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.

                Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Pursuant to the rules of the Securities and Exchange Commission, certain shares of our Common Stock that a beneficial owner set forth in this table has a right to acquire within 60 days following the date hereof pursuant to the exercise of options or warrants for the purchase of shares of Common Stock are deemed to be outstanding for the purpose of computing the percentage ownership of that owner, but are not deemed outstanding for the purpose of computing percentage ownership of any other beneficial owner shown in the table. Percentages are calculated based on 149,559,044 shares outstanding as of October ___, 2008.  The address for the officers and directors is our corporate office located at 3400 Research Forest Drive, Suite B2-3, The Woodlands, TX 77381.

	Shares Beneficially Owned
Name and Address	Number of Shares	Percent of Class
Ira L. Goldknopf, Ph.D. President, Chief Scientific Officer and Interim Chairman	4,271,403 (1)	2.8%

Steven B. Rash Former Chief Executive Officer and Chairman of the Board 10 Spiceberry Place The Woodlands, TX 77382	0 (2)	*

Marion McCormick Chief Accounting Officer	19,750 (3)	*

Able Income Fund, L.P. 198 Green Pond Road Rockaway, NJ 07866	49,655,731 (4)	26.8%

Roger Kazanowski 5881 Turnberry Commerce, MI 48382	11,686,999 (5)	7.7%

Richard J. Kraniak 101 West Long Lake Road Bloomfield, MI 48304	9,414,164 (6)	6.0%

NeoGenomics, Inc. 12701 Commonwealth Drive, Suite 9 Fort Myers, FL 33914	8,000,000 (7)	5.1%

All directors and executive officers, as a group (3 persons)	4,591,153 (8)	3.0%

*	Less than 1%

(1)	Includes (i) 2,771,403 shares held directly by Dr. Goldknopf, and (ii) 1,500,000 shares issuable upon the conversion of an equal number of shares of the Company’s Series B Convertible Preferred Stock.

(2)	Mr. Rash resigned as the Company’s Chief Executive Officer and Chairman of the Board on September 4, 2008.

(3)	Includes 10,000 shares issuable upon the exercise of currently exercisable options.

(4)	Includes (i) 14,048,369 shares directly by Able Income Fund, (ii) 27,607,362 shares issuable upon conversion of convertible notes and (iii) 8,000,000 shares issuable upon the exercise of warrants.

(5)	Includes (i) 9,376,999 shares directly by Mr. Kazanowski, (ii) 1,700,000 shares issuable upon conversion of convertible notes and (iii) 610,000 shares issuable upon the exercise of warrants.

(6)	Includes (i) 1,437,500 shares directly by Mr. Kraniak, (ii) 1,700,000 shares issuable upon conversion of convertible notes and (iii) 5,736,664 shares issuable upon the exercise of warrants.

(7)	Includes 8,000,000 shares issuable upon conversion of a convertible note.

(8)
Includes (i) 10,000 shares issuable upon the exercise of currently exercisable options, (ii) 100,000 shares issuable to Bronco Technology, Inc. an affiliate of Helen R. Park, the Company’s Interim Chief Executive Officer, for services rendered by Ms. Park, and (iii) 200,000 shares issuable to Bronco Technology within the next 60 days pursuant to the terms of a consulting agreement with the Company.  Ms. Park became the Company’s Interim Chief Executive Officer on September 7, 2008.

CHANGE IN CONTROL TRANSACTIONS

Pursuant to Amended and Restated Employment Agreements executed on December 29, 2004, Dr. Goldknopf and Mr. Rash were each granted the right to receive 1,500,000 shares of the Company’s Series B Convertible Preferred Stock.  On September 6, 2007, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation that established and created the Series B Convertible Preferred Stock.  On or about September 9, 2007, the Company issued the shares of Series B Convertible Preferred Stock to Dr. Goldknopf and Mr. Rash.  On or about September 4, 2008, Mr. Rash resigned from all of his positions with the Company.  According to the terms of the Series B Convertible Preferred Shares, upon termination of his employment with the Company, Mr. Rash’s 1,500,000 shares of Series B Convertible Preferred Stock automatically converted into 1,500,000 shares of Common Stock. Because the shares of the outstanding Series B Convertible Preferred Stock have the number of votes equal to the number of votes of all outstanding shares of Common Stock plus one additional vote, Dr. Goldknopf, as the sole holder of the Company’s Series B Convertible Preferred Stock, holds a majority of the voting rights of the Company’s shareholders.  As a result, the issuance of the Series B Convertible Preferred Stock to Dr. Goldknopf and Mr. Rash, and the subsequent resignation of Mr. Rash, resulted in a change in control of the Company.

INTEREST OF CERTAIN PERSONS IN CERTIFICATE OF AMENDMENT

Under the terms of a consulting agreement between the Company and Bronco Technology, Inc., an affiliate of Helen R. Park, the Company’s Interim Chief Executive Officer, Bronco Technology’s right to receive 100,000 shares of Common Stock per month of Ms. Park’s services thereunder, is subject to an increase in the number of authorized shares of Common Stock pursuant to the Certificate of Amendment.

RIGHTS OF DISSENTING SHAREHOLDERS

The shareholders of the Company are not entitled to any rights of appraisal or similar rights of dissenters with respect to any matter acted upon or contemplated by this Information Statement, including the Certificate of Amendment.

This Information Statement is provided to the shareholders of the Company only for information purposes in connection with the Certificate of Amendment pursuant to and in accordance with Rule 14c-2 of the Exchange Act and to serve as written notice to the shareholders of the Company of the taking of corporate action without a meeting by less than unanimous written consent pursuant to and in accordance with Section 615 of the NYBCL.

By Order of the Board of Directors of Directors,

Dated: October ___, 2008	By:	/s/ Ira L. Goldknopf
Ira L. Goldknopf, Ph.D.,
President, Chief Scientific Officer and Interim Chairman

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Form of Certificate of Amendment to the Certificate of Incorporation of Power3 Medical Products, Inc.